Exhibit 99.1

Comerica Incorporated Barclays Capital 2011 Financial Services Conference September 12-14, 2011 Beth Acton Chief Financial Officer Lars Anderson Vice Chairman, The Business Bank Ralph Babb Chairman and Chief Executive Officer Karen Parkhill Vice Chairman Darlene Persons Director of Investor Relations

Safe Harbor Statement; Disclaimer Any statements in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," “opportunity,” “initiative,” "outcome," "continue," "remain," "maintain," "trend," "objective," “pending,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions and related credit and market conditions; changes in trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; adverse conditions in the capital markets; the interdependence of financial service companies; changes in regulation or oversight, including the effects of recently enacted legislation, actions taken by or proposed by the U.S. Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation or regulations enacted in the future, and the impact and expiration of such legislation and regulatory actions; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc. (“Sterling”), or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines; the implementation of Comerica’s strategies and business models, including the anticipated performance of any new banking centers; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties or information security problems; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; the entry of new competitors in Comerica’s markets; changes in customer borrowing, repayment, investment and deposit practices; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of war and other armed conflicts or acts of terrorism and the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to Comerica’s and Sterling’s filings with the Securities and Exchange Commission (“SEC”). In particular, please refer to “Item 1A. Risk Factors” beginning on page 16 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2010. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Unless otherwise indicated, generally, information (other than forward looking statements) reflects Comerica on a stand-alone basis prior to the acquisition of Sterling on July 28, 2011.

Comerica: A Brief Overview Among the top 25 U.S. bank holding companies; $54 billion in assets Largest U.S. bank with corporate headquarters in Texas Founded over 160 years ago Continued investments in growth markets Strong capital position Business Segment Revenue1 Market Segment Revenue2 At 6/30/11; $ in millions (MM) 1YTD 6/30/11; YTD revenues (FTE) of $1,427MM from major business segments ($1,197MM from continuing operations (FTE) including Finance & Other Businesses); 2YTD 6/30/11: YTD revenues (FTE) of $1,427MM from major geographic markets ($1,197MM from continuing operations (FTE) including Finance & Other Businesses) based on office of origination; Midwest includes: MI, OH, IL; Western includes: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective International $56MM 4% Other Markets $106MM 7%

Energy Health Care Mortgage Banker Comerica Key Differentiators Texas outpacing national economy Michigan economy continues improving Renewed emphasis on sales tracking Enhanced sales training conducted throughout the bank Well Positioned for Growth Sales Tracking and Training Geographic Footprint C&I Concentration Sterling Acquisition Leverage revenue synergies Capture market share Large concentration of C&I loans C&I loans grew in 1Q11 and 2Q11 despite slower economic growth Niche Businesses Products and Services Improved Cash Management Reporting Dashboards Enhanced integrated payables with P-card Waste Management Technology & Life Sciences National Dealer Services

Comerica Key Differentiators Size: Ability to react quickly to changing economic conditions Excellent track record of controlling expenses Heightened emphasis on expense management Weathered credit cycle well relative to peers Customers have cut costs and deleveraged No sovereign exposure to PIIGS2 Well Positioned for Growth Strong Credit Management Expense Control Solid Capital Position Regulatory Reform1 Impact expected to be less than other major banks Quality of capital is strong Active share repurchase program 1 Dodd-Frank Wall Street Reform and Consumer Protection Act 2 Portugal, Ireland, Italy, Greece and Spain Asset Sensitivity Steady, low rates are not a further negative Naturally positioned for rising rates

Revenue Stimulus Opportunities Reallocation of resources to niche businesses and markets where loans are growing Evaluation of investment alternatives for portion of excess liquidity Review credit pricing in light of changing regulatory capital requirements Continued opportunity for lower deposit pricing Review of fee-based pricing across all businesses Reinvigorate cross-sell referral process Re-packaging of retail deposit suite of products to partially offset regulatory impact Deliver Sterling revenue synergies Expect to Provide Update at 3Q Earnings in October

Efficiency Improvement Opportunities Deep dive into all aspects of businesses, focused on where we differentiate Selected outsourcing of functions Continued focus on leveraging technology to produce efficiencies Standardize middle office platform in lending groups Hiring only selectively Continued cautious approach to banking center expansion Deliver Sterling expense efficiencies Expect to Provide Update at 3Q Earnings in October

Comerica grew C&I loans in a slower growing economy C&I Loan Growth 1Average $ in billions 2Period end commercial loan growth 2Q11 vs 1Q11; Source: SNL Financial; excludes MTB due to the acquisition of Wilmington Trust Corporation in 2Q11; ZION and BBT numbers were not reported Comerica Average Commercial Loans1 2Q11 Commercial Loan Growth Peer Comparison2

Key Differentiators: Commercial Banking Relationship Managers Credit Management Products and Services Trusted advisor with industry expertise Long tenured officers and managers Excellent reputation in the community and among financial advisors Nimble: can quickly respond to the distinct needs of customers Rewarded through incentives tied to risk-adjusted returns on loans, fees and deposits Backed by the financial strength of Comerica Consistent and proven policies Robust financial and collateral tracking systems Collaborative approach to structuring transactions Internal credit training program Wide array of cash management products Cross-sell to owners and employees 10th largest U.S. C&I lender2 1Excludes legacy Sterling employees 2Banks and Thrifts with the Largest C&I Loan Portfolios on December 31, 2010 American Banker published 6/16/11 As of 8/26/111 Relationship Managers Group Managers Average Tenure 9 Years 17 Years Employees 448 90

Loan Growth in Selected Portfolios Average balances in $ millions +1% +12% +6% +6% +1% +3% +2% +1% Middle Market Energy Texas Market Global Corporate Banking

Focus: Middle Market Banking Average 2Q11 Loans: $12.0B Typical customer has annual revenue of $20-250MM Primarily in the following industries: Manufacturing Wholesale Trade Heavy Equipment Waste Management Beverage Distributor 80% of borrowing customers are also deposit customers as of June 2011 Customer loyalty and return increases with cross-selling: To the Company To the owner/entrepreneur To the employees Average 2Q11 Deposits: $4.7B $ billions (B)

Focus: National Dealer Services Detroit 3 25% at 6/11 vs. 41% at 12/05 Geographic Dispersion Western 58% Florida 8% Midwest 20% Texas 8% 1 Franchise distribution based on June 30, 2011 period-end (PE) outstandings 2 “Other” includes obligations where a primary franchise is indeterminable (rental car and leasing companies, heavy truck, recreational vehicles, and non-floor plan loans) 65 years of Floor plan lending, with over 20 years on a national basis Top tier strategy Majority are “Mega Dealer” (five or more dealerships in group) Excellent credit quality Robust monitoring of company inventory and performance Loan Balances ($ in Billions) Average PE Floor Plan PE Non-Floor Plan

Focus: Technology and Life Science 20 year history Products and services tailored to meet the needs of emerging technology and life science companies throughout their lifecycle Strong relationships with top-tier investors National business headquartered in Palo Alto, CA, operating from 13 offices in the U.S. and Toronto, including 7 of the top 12 largest technology centers1 Top notch relationship managers with extensive industry expertise Deposit rich: Deposits are 3.4 times loans2 Warrant income 1H11 of $8MM compared to FY10 $3MM $ in millions 1Based on venture capital investments; PriceWaterhouseCoopers 2Q11 MoneyTree Report 22Q11 average

Focus: Energy Almost 30 years history Focus on middle market companies Excellent credit quality Deep relationships with significant ancillary noncredit products Diverse customer base1: Exploration & Production 61% 1Based on 2Q11 average loans outstanding $ in millions

Sterling Acquisition Closed July 28, 2011 Accelerates Comerica’s Growth Strategy in Texas Strategically compelling – a unique opportunity Significantly boosts Texas presence with a solid deposit base and well located branch network Enhances growth opportunities with focus on Middle Market and Small Business Leverages additional marketing capacity to offer a wide array of products and services through a larger distribution channel Derivatives: foreign exchange, interest rate swaps and energy hedges Wealth Management products and services: investment management, brokerage, insurance Trade Finance Treasury Management: Corporate Card, Merchant Services, Remote Deposit Capture Maintains strong pro forma capital position Located in Texas, among the strongest economies in the U.S. Integration on track Manageable size within footprint Comprehensive ongoing customer and employee communication

Well Positioned Balance Sheet 1Analysis based on non-parallel ramp in interest rates over a 12 month period is estimated as of June 30, 2011; See 2Q11 10Q filing with SEC for methodology 2Source: SNL Financial; Cost of Funds is calculated as interest incurred on interest-bearing liabilities as a % of average noninterest-bearing deposits and interest-bearing liabilities Average 2Q11 Cost of Funds2 Lowest cost of funds among peers Approximately 80% of loans are floating of which 70% are LIBOR based 200 basis points increase in interest rates over a 12 month period expected to result in a $118MM increase in net interest income1 Sensitivity is primarily to the short end of the interest rate yield curve Balance sheet remains well positioned for rising rate environment

Credit Metrics Continued to Improve $ in millions 1Excluding lending-related commitments 2Watch list: generally consistent with regulatory defined Special Mention, Substandard and Doubtful (nonaccrual) loans Watch list2 decreased $3.4B, or 41%, over past 7 quarters Net charge-offs decline for 8 successive quarters 1 1

A Leaner, More Efficient Company Workforce Full time equivalent at period-end Diligent management of expenses Maintain relationship managers to ensure superior customer experience Significant operating leverage expected as economy improves and revenue grows Operating with 17% fewer people at June 2011 than at YE07 when recession began

Absence of Key Industry Risk Factors Business model has weathered recessionary environment At June 30, 2011 1Portugal, Italy, Ireland, Greece and Spain No Sovereign Exposure to PIIGS1 Less Impacted by Regulatory Reform Relatively Low Consumer Exposure Focus is on European corporates doing business in our footprint No mortgage put-back issues Minimal residential foreclosures Interchange fees Derivatives Reg E/Overdraft Reg Q/Interest on demand deposits Quality of capital is strong

Strong Capital Ratios Tier I Common Capital Ratio1 Peer Median Comerica Among the best capitalized in peer group Quality of capital is solid Tier 1 made up of 100% common equity (as of 6/30/11) Active and prudent capital management Doubled quarterly dividend to $0.10 per share effective 1/1/11 400,000 shares repurchased in 1Q11 1.65 million shares repurchased at an average price of $25.92 so far in 3Q11 (as of 9/6/11) Strong capital supports future growth Source: SNL Financial Peer Group: BBT, BOKF, FHN, FITB, HBAN, KEY, MTB, RF, SNV, STI, ZION 1See Supplemental Financial Data slides for reconcilements of non-GAAP financial measures

Share Dilution June 30, 2007 to June 30, 2011 Pro forma common equity shares and warrants issued for acquisition of Sterling Bancshares 1BOKF did not issue CPP preferred stock 2Includes dilution resulting from in-the-money outstanding CPP warrants (0.2% and 1.1% for MTB and CMA respectively) Source: SNL Financial Shareholder Dilution Through the Economic Cycle 1 17%

Poised for the Future Well Positioned for Growth Consistent Strategy Solid Capital Position Expense Management Revenue Generating Initiatives Based on relationship banking expertise Core businesses and geographies unchanged Recession-tested business model Allocating resources to growing areas New and enhanced products and services Texas expansion with Sterling acquisition Quality of capital is strong Active share repurchase program Size: Ability to react quickly to changing economic conditions Excellent track record of controlling expenses Heightened focus on expense savings

Appendix

Financial Highlights $ in millions 1Includes Commercial Real Estate business line and Other business line real estate construction and commercial mortgage loans; 2Watch list: generally consistent with regulatory defined Special Mention, Substandard and Doubtful (nonaccrual) loans ; 3 See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures C&I Loan Growth 2Q11 1Q11 2Q10 Average Total Loans $39,174 $39,551 $40,672 Average Commercial Loans 21,677 21,496 20,910 Average Commercial Construction & Mortgages1 11,517 11,969 13,359 Deposit Levels Strong Average Core Deposits $41,067 $40,186 $38,928 Average Noninterest-bearing deposits 15,786 15,459 15,218 Credit Quality Improvement Continued Provision for Loan Losses $47 $49 $126 Net Loan Charge-offs 90 101 146 Watch List2 4,827 5,166 6,651 Solid Capital Tier 1 Capital Ratio 10.53% 10.35% 10.64% Tangible common equity ratio3 10.90% 10.43% 10.11%

Financial Results $ in millions, except per share data 1See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures 2Q11 1Q11 2Q10 Income before income taxes $137 $138 $93 Net income 96 103 70 Net income attributable to common shares 95 102 69 Diluted income per common share 0.53 0.57 0.39 Net interest income 391 395 422 Net interest margin 3.14% 3.25% 3.28% Provision for loan losses $ 47 $ 49 $126 Noninterest income 202 207 194 Noninterest expenses 409 415 397 Provision for income taxes 41 35 23 Tier 1 capital ratio 10.53% 10.35% 10.64% Tangible common equity ratio1 10.90% 10.43% 10.11%

Established: 1988 Largest U.S. bank with corporate headquarters in Texas Average deposits3 up 68% from FY05 National Specialty groups include: Heavy Equipment Energy Acquisition of Sterling completed July 28, 2011 Diverse economy Ranked #2 in the US by State GDP1 Comerica Texas Economic Activity Index2 is 19% above the cycle low 1Source: Bureau of Economic Analysis as of June 2011 2As of August 2011 32Q11 average Texas Market: Prepared for Growth

California ranked #1 in the US by State GDP1 Comerica California Economic Activity Index2 up 9% from cycle low Silicon Valley and durable goods manufacturers are a bright spot in the economy Established: 1991 31% of Comerica’s loans3 30% of Comerica’s deposits3 Average Deposits4 up 28% since FY05 National Specialty groups include: Technology and Life Sciences Entertainment Financial Services Division (FSD) 1Source: Bureau of Economic Analysis as of June 2011 2As of August 2011 36/30/11 YTD average 46/30/11 YTD average excluding FSD Western Market: Positioned for Sustained Recovery

Established: 1849 #1 in deposit market share in southeast Michigan3 36% of Comerica’s loans4 45% of Comerica’s core deposits National Specialty groups include: National Dealer Services Health Care Waste Management Unemployment, while still elevated, has fallen 3.2 percentage points1 from the peak in September 2009 Automotive improving Comerica Michigan Economic Activity Index2 up 21% from cycle low 1Source: Bureau of Labor Statistics as of 9/2/11 2As of August 2011 3Source: FDIC 2010 46/30/11 YTD average for Midwest Market Michigan Market: Performance through Economic Headwinds

Sterling Acquisition Significantly boosts Texas presence with solid deposit base and well located branch network Houston deposit market share triples1 Entry into San Antonio market Complements Dallas-Fort Worth locations Enhance growth opportunities with focus on Middle Market and Small Business Purchase price reflects Texas economy and scarcity value Houston San Antonio Austin Fort Worth Dallas Sterling Bank Branch1 Comerica Banking Center1 1Source: SNL Financial as of 6/30/10 Kerrville

Sterling Acquisition Transaction Summary Purchase Price and Structure 100% common stock at fixed 0.2365 exchange ratio Transaction value $803 million1 Estimated Deal Economics Break even in 20122 and increasingly accretive thereafter; Attractive valuation multiples Estimated Synergies $56 million or 35% of SBIB expenses (run rate realized by year-end 2012) No revenue synergies assumed Estimated merger-related charges $80 million after-tax (approximately $25 million in each of 3Q11 and 4Q11, remainder in 2012) Loan Marks 12% Goodwill $469 million1,3 1Based on 7/27/11 CMA stock price of $32.67; includes warrants and equity awards exchanged as part of transaction. 2Break even analysis excludes merger and integration costs. 3Based on preliminary purchase accounting adjustments.

Sterling Bancshares Financial Highlights 2009 FY 2010 FY 1Q11 2Q11 Period Ended 12/31/09 12/31/10 3/31/11 6/30/11 Total Assets 4,937 5,192 5,050 5,061 Total Net Loans 3,170 2,678 2,526 2,333 Total Deposits 4,095 4,257 4,117 4,129 Revenue 227.6 202.1 47.9 44.3 Noninterest Expense 160.9 159.0 39.7 40.6 Income (loss) from Discontinued Operations - - 0.1 (9.0) Net Income (loss) (13.0) 0.7 (0.4) (11.8) Net Interest Margin (%) 4.22 3.70 3.52 3.39 Tier 1 Capital (%) 11.61 15.44 15.41 16.50 Asset Quality (%) NAL&90+PD&OREO/Assets 2.42 3.28 3.72 4.02 NCOs/ Avg Loans 1.72 1.48 1.87 1.06 Loan Loss Reserves/ Gross Loans 2.30 2.80 2.90 3.24 Source: SNL Financial and company report $ in millions NAL&90+PD&OREO: Nonaccrual Loans & Past Due Loans & Other Real Estate Owned

Sterling Acquisition Purchase Accounting At Acquisition (millions) Unpaid principal balance $ 267 Contractual payments1 $ 328 Nonaccretable difference2 176 Expected cash flows 152 Accretable yield3 24 Estimated fair value at acquisition (52% discount) $ 128 Expected average maturity4 5 years SOP 03-3 (ASC 310-30) $128MM (fair value) Interest income recognized based on expected future cash flows Accretable yield fluctuates with: Weighted average life of portfolio Prepayment assumptions Base interest rate movements Loan sales FAS 91 (ASC 310-20) $1,964MM (fair value) Interest income recognized based on contractual cash flows Future credit deterioration in excess of unamortized discount recorded as provision expense Purchased Credit Impaired Loans Performing Loans At Acquisition (millions) Unpaid principal balance $ 2,113 Estimated fair value at acquisition (7% discount) 1,964 Accretable discount 149 Contractual interest owed 353 Aggregate yield $ 502 Expected average maturity4 5 years As of 7/28/2011; The purchase accounting impacts are preliminary and may not be indicative of actual amounts that will be recorded as additional information becomes available and as additional analyses are performed. 1Includes all principal and interest payments contractually owed. 2Nonaccretable difference established in purchase accounting absorbs losses otherwise recorded as charge-offs. 3Represents expected cash flows in excess of fair value recognized as interest income over the life of the portfolio. 4Represents the estimated average of expected loan maturities based on contractual terms and prepayment assumptions.

Diverse Loan Portfolio Average 2Q11: $39.2 billion By Geographic Market By Line of Business 1 Specialty Businesses includes: Financial Services Division, Entertainment (FSD), Energy, Leasing, Mortgage Banker Finance and Technology and Life Sciences (TLS ) Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; 2Other Markets include markets not separately identified above in addition to businesses with a national perspective

1Q11 vs 2Q11 Total 1Q11 Total 2Q11 $39,551 Average loans CRE Commercial Loan Growth Period-end loans $(393) $(194) National Dealer All Other $39,176 $(435) $(123) $39,193 $575 Total 1Q11 Total 2Q11 CRE National Dealer All Other $ in millions CRE: Commercial Real Estate Line of Business $39,174 Growth momentum building in Commercial loans; Period-end Commercial loans, excluding Dealer Floor Plan, increased $1.1B (6%) 2Q11 vs. 1Q11 National Dealer expected to rebound in 4Q11 Pace of decline in Commercial Real Estate is expected to slow Loan pipeline remained strong Commitments to Commit increased in almost all business lines Commitments increased in all major markets $210 2Q11 Commentary

Second Quarter 2011 Average Loans Detail $ in billions Midwest Western Texas Florida Other Markets Int’l TOTAL Middle Market $5.5 $3.9 $1.7 $0.2 $0.7 $0.0 $12.0 Commercial Real Estate 0.8 1.3 1.1 0.3 0.6 - 4.1 Global Corporate Banking 1.4 0.8 0.4 0.1 0.4 1.7 4.8 National Dealer Services 0.7 2.1 0.3 0.3 0.2 - 3.6 Specialty Businesses 0.9 1.5 1.8 0.0 0.8 - 5.0 SUBTOTAL – BUSINESS BANK $9.3 $9.6 $5.3 $0.9 $2.7 $1.7 $29.5 Small Business Banking 1.6 0.8 0.9 - - - 3.3 Personal Banking 1.4 0.1 0.1 - 0.1 - 1.7 SUBTOTAL – RETAIL BANK $3.0 $0.9 $1.0 $- $0.1 $- $5.0 Private Banking 1.8 1.6 0.6 0.7 0.0 - 4.7 SUBTOTAL – WEALTH MANAGEMENT $1.8 $1.6 $0.6 $0.7 $0.0 - $4.7 TOTAL $14.1 $12.1 $6.9 $1.6 $2.8 $1.7 $39.2

Loans By Lines of Business and Geographic Market Average loans in $billions By Market 2Q11 1Q11 2Q10 Midwest $14.1 $14.1 $14.6 Western 12.1 12.4 12.8 Texas 6.9 6.8 6.4 Florida 1.6 1.6 1.6 Other Markets 2.8 3.0 3.7 International 1.7 1.7 1.6 TOTAL $39.2 $39.6 $40.7 By Line of Business 2Q11 1Q11 2Q10 Middle Market $12.0 $12.0 $12.3 Commercial Real Estate 4.1 4.4 5.4 Global Corporate Banking 4.8 4.6 4.6 National Dealer Services 3.6 3.8 3.3 Specialty Businesses 5.0 4.9 4.9 SUBTOTAL – BUSINESS BANK $29.5 $29.7 $30.5 Small Business Banking 3.3 3.4 3.5 Personal Banking 1.7 1.7 1.9 SUBTOTAL – RETAIL BANK $5.0 $5.1 $5.4 Private Banking 4.7 4.8 4.8 SUBTOTAL – WEALTH MANAGEMENT $4.7 $4.8 $4.8 TOTAL $39.2 $39.6 $40.7

Investment Securities Portfolio Consists primarily of AAA mortgage-backed Freddie Mac and Fannie Mae government agency securities Net unrealized pre-tax gain $158MM as of 06/30/11 Average life of 3.8 years as of 06/30/11 Including Sterling acquisition: Target: Mortgage-backed Securities $8B Sterling legacy securities portfolio will evolve to look more like Comerica’s $ in millions (MM)

Core Deposits Increased Average Core Deposits $ in billions; 2Q11 compared to 1Q11 1Core deposits exclude other time and foreign office time deposits Total average core deposits1 of $41.1B, an $881MM increase primarily due to: Interest-bearing deposits increased $554MM Noninterest-bearing deposits increased $327MM Total avg. core deposits: Increased in: Technology & Life Sciences $389MM Personal Banking $240MM Global Corporate $199MM Wealth Management $178MM Small Business $138MM Decreased in: Middle Market ($235MM) Mortgage Banker Finance ($124MM)

Second Quarter 2011 Average Deposits Detail $ in billions Midwest Western Texas Florida Other Markets Int’l TOTAL Middle Market $1.2 $3.0 $0.4 $0.0 $0.1 - $4.7 Commercial Real Estate 0.2 0.4 0.1 0.0 0.1 - 0.8 Global Corporate Banking 2.9 0.6 1.3 0.0 1.0 1.3 7.1 National Dealer Services 0.1 0.1 0.0 0.0 0.0 - 0.2 Specialty Businesses 0.7 4.5 1.2 0.1 1.1 - 7.6 SUBTOTAL – BUSINESS BANK $5.1 $8.6 $3.0 $0.1 $2.3 $1.3 $20.4 Small Business Banking 2.2 1.1 1.2 - - - 4.5 Personal Banking 10.1 1.2 1.8 - 0.1 - 13.2 SUBTOTAL – RETAIL BANK $12.3 $2.3 $3.0 $- $0.1 $- $17.7 Private Banking 0.9 1.6 0.2 0.3 0.0 - 3.0 SUBTOTAL – WEALTH MANAGEMENT $0.9 $1.6 $0.2 $0.3 $0.0 $- $3.0 Finance/Other 0.4 - - - - - 0.4 TOTAL $18.7 $12.5 $6.2 $0.4 $2.4 $1.3 $41.5

Line of Business Deposits and Core Deposits By Geographic Market Average deposits in $ billions 1Finance/Other includes Institutional and Retail Brokered CDs of $0.4B in 2Q10 2Core Deposits exclude Foreign Office Time Deposits (2Q11 $0.4; 1Q11 $0.4B; 2Q10 $0.4B) and Other Time of $0.4B in 2Q10 Line of Business Deposits 2Q11 1Q11 2Q10 Middle Market $4.7 $5.0 $4.6 Commercial Real Estate 0.8 0.8 0.9 Global Corporate Banking 7.1 6.9 6.9 National Dealer Services 0.2 0.2 0.2 Specialty Businesses 7.6 7.2 6.5 SUBTOTAL – BUSINESS BANK $20.4 $20.1 $19.1 Small Business Banking 4.5 4.4 4.0 Personal Banking 13.2 12.9 12.9 SUBTOTAL – RETAIL BANK $17.7 $17.3 $16.9 Private Banking 3.0 2.8 2.9 SUBTOTAL – WEALTH MANAGEMENT $3.0 $2.8 $2.9 Finance/Other 1 0.4 0.4 0.8 TOTAL $41.5 $40.6 $39.7 Core Deposits by Geography 2Q11 1Q11 2Q10 Midwest $18.4 $18.3 $17.9 Western 12.4 12.2 12.0 Texas 6.2 5.8 5.3 Florida 0.4 0.4 0.4 Other Markets 2.5 2.3 2.2 International 1.1 1.1 1.0 Finance/Other 0.1 0.1 0.1 TOTAL $41.1 $40.2 $38.9

Net Interest Margin Excess liquidity position2: 2Q11 average $3.4B, up from $2.3B in 1Q11 6/30/11 period end $2.4B, down from $3.5B at 3/31/11 Negative impact on 2Q11 margin was 21 basis points compared to 14 basis points in 1Q11 12Q11 compared to 1Q11 2Excess liquidity represented by average deposits held at the Federal Reserve Bank. See Supplemental Financial Data slide for reconciliation of non-GAAP financial measures. 3Analysis based on non-parallel ramp in interest rates over a 12 month period; See 2Q11 10Q filing with SEC for methodology. Net interest margin decreased to 3.14% reflecting1: - Increase in excess liquidity - Decrease in LIBOR - 1Q11 maturities of interest rate swaps Balance sheet remains well positioned for a rising rate environment: With Sterling, on a pro forma basis, 200 basis points increase in interest rates over a 12 month period (100 basis points on average) expected to result in about a $124 million increase in net interest income3

 Credit College - training and development of future relationship managers Credit Administration - multiple years of experience in lending and credit Teamwork and customer focus –credit and business lines collaborate on loan structure to win deals Relationship managers – fully engaged in recognition and resolution of credit issues Comerica Credit Culture Portfolio Analytics - monitoring of portfolio migration assists in early recognition of issues Special Asset Group - maintain core group of experienced workout professionals Quarterly Credit Quality Review - proactive review of problem credits to assess strategy and reserve Policies – longstanding and proven, yet continuously refined 1 Based on peer average from 3Q07 through 2Q11 (see slide 44) People Processes Policy Results: superior credit performance throughout the economic cycle1

$ in millions 1Inflow to nonaccrual loans with book balances greater than $2 million 2Watch list: generally consistent with regulatory defined Special Mention, Substandard and Doubtful (nonaccrual) loans Credit Quality Positive Trends Continued 2Q11 1Q11 4Q10 3Q10 2Q10 Net credit-related charge-offs to average total loans $90 0.92% $101 1.03% $113 1.13% $132 1.32% $146 1.44% Provision for Loan Losses $47 $49 $57 $122 $126 Nonperforming assets to total loans & foreclosed property $1,044 2.66% $1,104 2.81% $1,235 3.06% $1,311 3.24% $1,214 2.98% Nonperforming assets inflow1 $163 $166 $180 $294 $199 Foreclosed property $70 $74 $112 $120 $93 Loans past due 90 days or more & still accruing $64 $72 $62 $104 $115 Total Watch list loans2 $4,827 $5,166 $5,542 $6,171 $6,651 Broad-based improvement in credit metrics

Financial Results: Credit Quality Favorability to Peers Continued Peer Source: SNL; All nonperforming asset ratios exclude HBAN as their figures were not reported NCO ratio defined as annualized loans and leases charged off, net of recoveries, as a % of average loans and leases NPA ratio defined as nonperforming assets / (Gross loans + foreclosed assets) Net Charge-off Ratio vs. Peers Nonperforming Asset Ratio vs. Peers Credit metrics among the best in our peer group Peer Group: BBT, BOKF, FHN, FITB, HBAN, KEY, MTB, RF, SNV, STI, ZION

Average carrying value of nonaccrual loans 53% (47% write-down) No nonaccrual loans held-for-sale 2Q11 compared to 1Q11 Nonperforming Assets Declined Nonperforming Assets of $1,044MM, a $60MM decrease, included: Nonaccrual loans decreased $55MM Commercial Real Estate decreased $71MM Middle Market increased $18MM Foreclosed Property decreased $4MM to $70MM Troubled Debt Restructurings (TDRs) $212MM, included: $71MM Performing Restructured $33MM Reduced Rate $108MM Nonaccrual TDRs June 30, 2011 Nonaccrual Loans $941 million By Line of Business

Commercial Real Estate 1 Included in Commercial Real Estate line of business 2$ in millions; excludes Commercial Real Estate line of business loans not secured by real estate 2Q11 Average: $11.5 billion Primarily Owner-Occupied Commercial Mortgages $8.1B 70% Real Estate Construction1 $1.5B 13% Commercial Mortgages1 $1.9B 17% Western Michigan Texas Florida Other Markets Total Real Estate Construction Loans2 Single Family 74 9 23 22 13 141 Land Development 25 8 30 6 23 92 Total Residential 99 17 53 28 36 233 Multi-Family 128 0 161 56 68 413 Retail 84 46 222 26 29 407 Multi-use 72 - 51 - 8 131 Other 75 20 62 2 - 159 Total Commercial 359 66 496 84 105 1,110 Total 458 83 549 112 141 1,343 Commercial Mortgage Loans2 Single Family 1 3 15 5 38 62 Land Carry 45 26 15 32 9 127 Total Residential 46 29 30 37 47 189 Multi-Family 128 51 131 177 27 514 Retail 152 91 33 57 17 350 Multi-use 116 39 38 - 52 245 Other 303 168 36 37 88 632 Total Commercial 699 349 238 271 184 1,741 Total 745 378 268 308 231 1,930 Grand Total 1,203 461 817 420 372 3,273 2Q11 Period-end2

Commercial Real Estate Line of Business Outstandings By Property Type Net Charge-offs By Project Type Period-end outstandings in $millions; excludes Commercial Real Estate line of business loans not secured by real estate; 2Q11 compared to 1Q11 Commercial: Multi-Family, Retail, Office, Warehouse, Multi-use and Commercial Charge-offs increased $2MM Inflows to nonaccrual decreased $8MM Nonaccrual loans decreased $71MM Watch list loans declined $172MM

Residential Real Estate Development Period-end balances in $millions Western: CA, AZ, NV Reduced Residential Real Estate Development exposure by $1.8B since 6/30/08 to $422MM at 6/30/11 Geographic breakdown at 6/30/11: Western 37% Texas 25% Florida 13% Michigan 14% Other 11% 82% Decrease Reduced Western Market Local Residential Real Estate Developer Portfolio to $70MM at 6/30/2011 from $932MM at 12/31/07

Shared National Credit Relationships Approx. 900 borrowers Majority of relationships include ancillary business Comerica is agent for approximately 18% Adhere to same credit underwriting standards as rest of loan book Credit quality mirrors total portfolio June 30, 2011: $7.5 billion Shared National Credit (SNC): Facilities greater than $20 million shared by three or more federally supervised financial institutions which are reviewed by regulatory authorities at the agent bank level. Period-end outstandings as of June 30, 2011

Consumer Loan Portfolio 9.6% of total outstandings No sub-prime mortgage programs Self-originated & relationship oriented Net loan charge-offs of $14MM 2Q11: $3.8 billion 2Q11 averages in $billions 1Residential mortgages on the balance sheet are primarily associated with Private Banking customers. Residential mortgages originated through the banking centers are typically sold to a third party. 2The “other” category includes automobile, personal watercraft, student and recreational vehicle loans. 3Data on loans booked through the Consumer Loan Center which encompasses about 85% of the Home Equity Lines and Loans Consumer Loan Portfolio About 87% home equity lines and 13% home equity loans Avg. FICO score of 754 at origination 87% have CLTV < 80% at origination Average loan vintage is 5.7 years 2Q11: $1.7 billion Home Equity Portfolio3

Net Loan Charge-offs $ in millions By Line of Business 2Q11 1Q11 4Q10 3Q10 2Q10 1Q10 Commercial Real Estate $12 $10 $40 $60 $36 $86 Middle Market 38 60 23 32 71 39 Small Business Banking 17 17 17 14 16 20 Private Banking 14 5 18 14 11 10 Specialty Businesses 0 (3) 4 8 4 10 Personal Banking 5 5 5 4 6 6 Global Corporate Banking 4 7 6 0 2 2 TOTAL $90 $101 $113 $132 $146 $173 Provision for loan losses $47 $49 $57 $122 $126 $175 By Market 2Q11 1Q11 4Q10 3Q10 2Q10 1Q10 Midwest $37 $46 $52 $61 $44 $55 Western 26 26 42 58 47 65 Texas 3 8 9 5 8 25 Florida 15 8 8 6 7 10 Other Markets / International 9 13 2 2 40 18 TOTAL $90 $101 $113 $132 $146 $173 Provision for loan losses $47 $49 $57 $122 $126 $175

Senior Unsecured/Long-Term Issuer Rating Moody’s S&P Fitch DBRS BB&T A2 A A+ A (high) Comerica A2 A- A A BOK Financial A2 BBB+ A- A (low) M&T Bank A3 A- A- A (low) KeyCorp Baa1 BBB+ A- BBB (high) SunTrust Baa1 BBB BBB+ A (low) Fifth Third Baa1 BBB A- A (low) First Horizon National Corp Baa1 BBB- BBB+ Huntington Baa2 BBB BBB+ BBB Regions Financial Ba3 BB+ BBB- BBB Zions Bancorporation B2 BBB- BBB- BBB (low) Synovus Financial Corp BB- BB- Holding Company Debt Ratings As of 8/24/11 Source: SNL Financial Debt Ratings are not a recommendation to buy, sell, or hold securities.

Holding Company Debt Ratings: Moody’s Investor Service Aa2 A2 A3 Baa1 Baa2 Ba3 B2 A1 As of 8/24/11 As of 9/30/07 (No Change) Aa3 B1 Source: Moody’s ratings from SNL Financial; Excludes BOKF as coverage was initiated 02/9/11. Also excludes SNV as Moody’s does not rate their Long-term Issuer or Senior Unsecured Debt

Basel III Implementation New rules effective between 2013 and 2019; US adoption expected to occur over a similar timeframe, but the final form of the US rules is uncertain CMA is not a mandatory Basel II bank CMA Tier 1 Common1 06/30/11: 10.53% Regulatory required minimum by 2019: 7% (4.5% minimum plus 2.5% “conservation buffer”) CMA has NO material impact from: Mortgage servicing rights Trust Preferreds Deferred tax assets Investments in financial institutions Expected change in Risk Weighted Assets not material Higher degree of uncertainty regarding implementation and interpretation Will likely require more on-balance sheet liquidity Possibly increase or change the mix of the investment securities portfolio Continued focus on retail deposit generation Careful management of off-balance sheet commitments; expect evolution of pricing and terms of off-balance sheet commercial commitments Expected to be manageable given proven ability to administer our balance sheet Capital Requirement: Liquidity Requirement: 1 Estimated; see Supplemental Financial Data slides for reconciliation of non-GAAP financial measures Impact on Comerica is estimated and subject to final rulemaking. Comerica may be affected by other changes due to Basel III.

Financial Reform[1]

Overall, relative impact from Financial Reform will likely be less than other major banks

Key Changes	Impacts	Opportunities
Interest on Demand Deposits - Allows interest on commercial demand deposits (one year from enactment)	Could lead to increased cost of commercial demand deposits, depending on interplay of interest, deposit credits, and service charges	Could provide impetus for additional deposit generation
Unlimited deposit insurance extension on noninterest-bearing accounts from 12/31/10 to 12/31/12	There will not be a separate assessment for unlimited deposit insurance coverage for this period	Could provide impetus for additional deposit generation
Deposit Insurance – Changes definition of assessment base, increases fund's minimum reserve ratio & permanently increases insurable level	CMA expects 2011 FDIC insurance expense to be lower than 2010 expense ($62 million).	New rule is consistent with CMA's focus on core deposit growth
Derivatives – Allows continued trading of foreign exchange and interest rate derivatives; energy, uncleared commodities and agriculture derivatives will move to a separate subsidiary	Direct impact on client-driven energy derivatives business ($1 million annual revenue[2])	Allows for continued growth of CMA's core client-driven foreign exchange ($39 million annual revenue[2]) and interest rate ($7 million annual revenue[2]) derivatives business
Interchange Fees - Limits debit card transaction processing fees that card issuers can charge merchants	Based on the final Fed rules, total debit card PIN ($9 million annual revenue[2]) and signature-based ($31 million annual revenue[2]) interchange fees in 2011 would be reduced by about $4 million.	Government card programs, such as the DirectExpress Social Security program, are exempt
Trust Preferreds - Prohibits certain banks from including Trust Preferreds in Tier 1 Capital (phase out beginning 1/1/13)		On October 1, 2010 redeemed $500 million of Comerica's Trust Preferred Securities at par

[1]Dodd-Frank Wall Street Reform and Consumer Protection Act; [2]Based on 2010 full-year results
Impact on Comerica is estimated as of June 30, 2011 and is subject to final rulemaking. Comerica may be impacted by other changes due to the financial reform legislation. Timing of prescribed changes varies by rule.

Comerica Bank

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Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Total Regulatory Capital [1]	$8,705	$8,730	$8,651	$8,566	$9,001
Tier 1 capital[1]	$6,193	$6,107	$6,027	$5,940	$6,371
Less: Trust preferred securities	--	--	--	--	495
Tier 1 common capital	6,193	6,107	6,027	5,940	5,876
Risk-weighted assets[1]	58,795	58,998	59,506	59,608	59,877
Tier 1 common capital ratio	**10.53%**	**10.35%**	***10.13%***	***9.96%***	***9.81%***
Total shareholders' equity	$6,038	$5,877	$5,793	$5,857	$5,792
Less: Goodwill	150	150	150	150	150
Less: Other intangible assets	4	5	6	6	6
Tangible common equity	$5,844	$5,722	$5,637	$5,701	$5,636
Total assets	$54,141	$55,017	$53,667	$55,004	$55,885
Less: Goodwill	150	150	150	150	150
Less: Other intangible assets	4	5	6	6	6
Tangible assets	$53,987	$54,862	$53,511	$54,848	$55,729
Tangible common equity ratio	***10.90%***	***10.43%***	***10.54%***	***10.39%***	***10.11%***

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets.

The Corporation believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.

[1]Regulatory Capital, Tier 1 Capital and risk-weighted assets as defined and calculated in accordance with regulation.

Comerica Bank

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Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)

	2Q11	1Q11	4Q10	3Q10	2Q10
Net interest income (FTE)	$392	$396	$406	$405	$424
Less: Interest earned on excess liquidity[1]	2	1	1	2	2
Net interest income (FTE), excluding excess liquidity	$390	$395	$405	$403	$422
Average earnings assets	$50,136	$49,347	$49,102	$50,189	$51,835
Less: Average net unrealized gains on investment securities available-for-sale	73	22	139	180	80
Average earnings assets for net interest margin (FTE)	$50,063	$49,325	$48,963	$50,009	$51,755
Less: Excess liquidity[1]	3,382	2,297	1,793	2,983	3,719
Average earnings assets for net interest margin (FTE), excluding excess liquidity	$46,681	$47,028	$47,170	$47,026	$48,036
Net interest margin (FTE)	3.14%	3.25%	3.29%	3.23%	3.28%
Net interest margin (FTE), excluding excess liquidity	3.35%	3.39%	3.41%	3.42%	3.51%
Impact of excess liquidity on net interest margin (FTE)	(0.21)%	(0.14)%	(0.12)%	(0.19)%	(0.23)%

The Corporation believes this measurement provides meaningful information to investors, regulators, management and others of the impact on net interest income and net interest margin resulting from the Corporation's short-term investment in low yielding instruments.

Comerica Bank

[1]Excess liquidity represented by interest earned on and average balances deposited with the Federal Reserve Bank.

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